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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

  We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-50923 of The Charles Schwab Corporation on Form S-3, of our reports dated February 17, 1994 (February 25, 1994 as to Subsequent Event note), appearing in and incorporated by reference in the Annual Report on Form 10-K of The Charles Schwab Corporation for the year ended December 31, 1993, and to the reference to us under the caption "Experts" in the Prospectus, which is a part of such Registration Statement.

                                          Deloitte & Touche

April 8, 1994